SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):     November 6, 2014

ENPRO INDUSTRIES, INC.
(Exact name of Registrant, as specified in its charter)

North Carolina	001-31225	01-0573945
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation		Identification No.)

5605 Carnegie Boulevard, Suite 500
Charlotte, North Carolina 28209
(Address of principal executive offices, including zip code)

704 731-1500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 7, 2014, the Board of Directors of EnPro Industries, Inc. (the “Company”) appointed Kenneth D. Walker as Senior Vice President and Chief Operating Officer of the Company. In connection with such appointment, Mr. Walker’s annual salary rate was increased to $420,000. Mr. Walker, age 44, joined the Company in 2001 and most recently served as President of the Company’s Compressor Products International division since September 2013 and President of the Company’s Engineered Products Segment since August 2013. Before that, Mr. Walker served as President of the Company’s GGB division, after having served as Corporate Vice President, Continuous Improvement from 2009 to 2010, Vice President and General Manager of GGB Americas from 2006 through 2009, Vice President and General Manager of Plastomer Technologies from 2003 through 2006, and as Vice President, Sales and Marketing at Plastomer Technologies from 2001 to 2002. Prior to joining the Company’s Plastomer Technologies business, Mr. Walker worked in a variety of business development and general management roles at G5 Technologies and W. L. Gore & Associates.

On November 6, 2014, Dale A. Herold, President, Garlock Family of Companies and the Company’s Chief Customer Officer, resigned as an officer of the Company and from all positions which he held as a director, manager and officer of the Company’s subsidiaries. On November 6, 2014, the Company and Mr. Herold entered into a Special Exit Benefit Agreement and Release dated as of November 6, 2014 (the “Exit Benefit Agreement”). The Exit Benefit Agreement provides for the continuation of Mr. Herold’s employment through December 31, 2014, continuation of base salary and COBRA health insurance for a one-year period thereafter, pro rata payment of outstanding long-term incentive plan awards for performance cycles ending after December 31, 2014 to be made when performance and amounts are determined for other recipients of similar awards for those performance cycles, payment of an amount based on the closing price per share of the Company’s common stock on the New York Stock Exchange on November 7, 2014 and the forfeiture of all outstanding restricted share and restricted stock unit awards, payment with respect to amounts deferred under the Company’s Management Stock Purchase Deferral Plan and payment in lieu of outplacement services. The Exit Benefit Agreement also includes provisions with respect to confidentiality, ongoing assistance and employee non-solicit obligations of Mr. Herold and the mutual release of claims. This description is qualified by the full terms of the Exit Benefit Agreement, which is set forth in Exhibit 10.1 to this report and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.
(c)    Exhibits

Exhibit 10.1	Special Exit Benefit Agreement and Release dated as of November 6, 2014 between EnPro Industries, Inc. and Dale A. Herold

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    November 10, 2014

ENPRO INDUSTRIES, INC.

/s/ Robert S. McLean
By:	Robert S. McLean
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Special Exit Benefit Agreement and Release dated as of November 6, 2014 between EnPro Industries, Inc. and Dale A. Herold

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